                                                                    Exhibit 23.1

                    [PricewaterhouseCoopers LLP Letterhead]

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Prospectus Supplement of GreenPoint Credit, relating to Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-5, of our report dated February 3, 2000, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts".


                                    /s/ PricewaterhouseCoopers LLP


     September 21, 2000